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                                                   EXHIBIT 23(a)

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Registration Statement of our report dated November 10, 1993 and to the incorporation by reference in this Registration Statement of our report dated November 10, 1993 included in The ARA Group, Inc.'s Form 10-K for the year ended October 1, 1993 and to all references to our Firm included in this Registration Statement on Form S-3.

                                             ARTHUR ANDERSEN & CO.

Philadelphia, Pennsylvania
March 4, 1994


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                                                    EXHIBIT 23(a)

                 CONSENT OF CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of The ARA Group, Inc. and to the incorporation by reference therein of our report dated November 17, 1993 with respect to the consolidated financial statements of Versa Services Ltd., which report is included in the Annual Report (Form 10-K) of The ARA Group, Inc. for the year ended October 1, 1993 filed with the Securities and Exchange Commission.


                                             Ernst & Young
Mississauga, Canada                          Chartered Accountants
March 3, 1994


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